EXHIBIT 10.4

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made and entered into this September 22nd, 2009 by and between XR Energy Inc. (Company) and Andrew Vicari (Consultant),

WHEREAS:

1.	The Consultant is willing and capable of providing on a “best efforts” basis various business consulting services for and on behalf of the Company in connection with the Company’s business objectives.

2.	The Company desires to retain the Consultant as an independent Consultant and the Consultant desires to be retained in that capacity upon the terms and conditions hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises and agreements hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.
Consulting Services.  The Company hereby retains the Consultant as an independent Consultant and Consultant agrees to use their best efforts to assist Company in finding mergers or acquisitions, and revenue sources to satisfy Company objectives.

2.
Time, Place and Manner of Performance.  The Consultant shall be available for advice and counsel to the officers and directors of the Company at such reasonable and convenient times and places as may be mutually agreed upon.  Except as aforesaid, the time, place and manner of performance of the services hereunder, including the amount of time to be allocated by the Consultant to any specific service, shall be determined in the sole discretion of the Consultant.

3.	Term of Agreement. The term of this Agreement shall be 6 months, commencing September 22nd, 2009 and terminating March 22, 2010

4.	Compensation. In consideration of the services to be provided for the Company by the Consultant, the Company hereby agrees to compensate the Consultant as follows:

a.	Upon execution of the Agreement, the Company agrees to issue Nine Hundred Thousand shares of restricted common shares in lieu of monetary compensation.

5.	Termination. Not withstanding any provision contained in this agreement on the contrary, this Agreement may be terminated by either party for just cause upon (15) days’ prior written notice.

6.
Disclosure of Information.  The Consultant recognizes and acknowledges that it has and will have access to certain confidential information of the Company and its affiliates that are valuable, special and unique assets and property of the Company and such affiliates.  The Consultant will not, during or after the term of this Agreement, disclose, without the prior written consent or authorization of the Company, any of such information to any person, except to authorize representatives of the Consultant or its affiliates, for any reason or purpose whatsoever.  In this regard, the Company agrees that such authorization or consent to disclosure may be conditioned upon the disclosure being made pursuant to a secrecy agreement, protective order, provision of statute, rule, regulation or procedure under which the confidentiality of the information is maintained in the hands of the person to whom the information is to be disclosed or in compliance with the terms of a judicial order or administrative process.

7.
Nature of Relationship.  It is understood and acknowledged by the parties that the Consultant is being retained by the Company in an independent capacity and that in this connection, the Consultant hereby agrees, except as provided in paragraph 4, herein above or unless the Company shall have otherwise consented in writing, not to enter into any agreement or incur any obligation on behalf of the Company.

8.
Indemnification for Securities Law Violations.  The Company agrees to indemnify and hold harmless the Consultant and each officer, director and controlling person of the Consultant against any losses, claims, damages, liabilities and/or expenses (including any legal or other expenses reasonably incurred in investigating or defending any action or claim in respect thereof) to which the Consultant or such officer, director or controlling person may become subject under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, because of actions of the Company or its agent(s).

9.
Notices.  Any notices required or permitted to be given under this Agreement shall be sufficient if in writing and delivered or sent by registered or certified mail to the principal office of each party.

10.	Waiver of Breach. Any waiver by the Consultant of a breach of any provision of this Agreement by the Company shall not operate or be construed as a waiver of any subsequent breach by the Company.

11.	Assignment. This Agreement and the rights and obligations of the parties hereunder shall inure to the benefit of and shall be binding upon their successors and assigns.

12.
Jurisdiction and Venue.  It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of New York. Therefore, each of the parties hereto hereby consents to the jurisdiction and venue of the courts of the State of New York.

13.
Entire Agreement.  This Agreement constitutes and embodies the entire understanding and agreement of the parties in regards to consulting services and supercedes and replaces all prior understandings, agreements and negotiations between the parties.

14.
Waiver and Modification.  Any waiver, alteration or modification of any of the provisions of this Agreement shall be valid only if made in writing and signed by the parties hereto.  Each party hereto, from time to time, may waive any of its rights hereunder without affecting a waiver with respect to any subsequent occurrences or transactions hereof.

15.
Invalid Provisions.  In the event that any provision of this Agreement is found to be invalid or otherwise unenforceable under any applicable law, such invalidity or unenforceability shall not be construed as rendering any other provisions contained herein invalid or unenforceable, and all such other provisions shall be given full force and affect to the same extent as though the invalid or unenforceable provision were not contained herein.

16.	Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but both of which taken together shall constitute but one and the same document.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the day and year first above written.

XR Energy Inc.	Andrew Vicari

/s/ Anthony P. Muratore	/s/ Andrew Vicari
By: Anthony P. Muratore	By: Andrew Vicari
Title: President	Title: Consultant